                                                                    EXHIBIT 10.2

                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


      This Amended and Restated Credit Agreement (this "Agreement") is entered into as of the 30th day of September, 1994, by and among CWM Mortgage Holdings, Inc., a Delaware corporation ("CWM"), Independent National Mortgage Corporation, a Delaware corporation ("INMC"), Warehouse Lending Corporation of America, Inc., a Delaware corporation ("WLCA"), and Countrywide Funding Corporation, a New York corporation ("CFC"). CWM, INMC and WLCA are jointly and severally the borrower hereunder and may be referred to collectively herein as the "Borrower."

                                   RECITALS

      WHEREAS, CWM and CFC previously entered into that certain Credit Agreement dated September 30, 1993 and desire to amend and restate such Credit Agreement to incorporate the terms and conditions set forth herein;

      WHEREAS, pursuant to an agreement between CWM and Countrywide Asset Management Corporation, a sister corporation of CFC ("CAMC"), and a subcontract between CAMC and CFC, CFC performs certain management services for CWM as CAMC deems necessary;

      WHEREAS, CFC owns 100% of the voting common stock of INMC;

      WHEREAS, each of CWM, INMC and WLCA may finance a portion of each of their operations by entering into reverse-repurchase agreements with various entities, the terms of which may require each of them to supply additional collateral as security for, or to partially repay, the obligation if the market value of the collateral borrowed upon declines;

      WHEREAS, the Borrower desires to borrow from CFC and CFC has agreed to lend to the Borrower, amounts to meet these security requirements and for other general corporate purposes under the terms and conditions specified herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Subject to the terms and conditions hereof, CFC hereby agrees to lend to the Borrower from time to time up to an aggregate amount of Ten Million Dollars ($10,000,000), which amount or any portion thereof may be repaid and reborrowed by the Borrower at any time during the term of this Agreement.

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2.   Interest at the rate specified by this Section 2 shall accrue on the unpaid balance of the amounts borrowed under this Agreement that are outstanding from time to time, commencing with the date hereof, and shall be due and payable in immediately available funds on the first business day of each month until repayment in full of the outstanding principal balance of the amounts borrowed hereunder, together with all interest accrued and unpaid thereon. The Borrower shall pay interest on the unpaid principal amount of the amounts borrowed hereunder that are outstanding from time to time at a rate equal to the "prime rate" established by Bank of America, N.T. & S.A. from time to time, computed on the basis of the actual number of days elapsed from the date of disbursement to but not including the date of repayment.

3. The amounts borrowed hereunder, together with any interest accrued and unpaid thereon, shall be due and payable, and the Borrower agrees to pay to CFC such amounts, on or before September 30, 1995, which date shall be extended annually for one year, successively, if notice is not given by one party to the other, on or before the 60th day prior to September 30 of each year, that such date shall not be so extended.

4. Advances by CFC hereunder shall be made no later than the business day following the request of the Borrower.

5. Notwithstanding anything to the contrary herein, CFC shall not be obligated to make advances to the Borrower hereunder to the extent that CFC would thereby be caused to be in default under that certain Revolving Credit Agreement, dated September 23, 1994, among CFC and various lenders, as amended or restated from time to time.

6. The joint and several obligations of each of CWM, INMC and WLCA hereunder are absolute, unconditional, irrevocable, present and continuing and, with respect to any obligation to CFC hereunder, this undertaking is a guaranty of performance of such obligation (and not of collectability) and is in no way conditional or contingent upon the continued existence of any other Borrower.

7. Each party hereto hereby represents and warrants that it has the requisite power and authority to enter into this Agreement and perform its obligations hereunder, that the execution, delivery and performance of this Agreement has been duly authorized and that this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy laws and other laws of general application affecting rights of creditors.

8. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original.

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      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

CWM MORTGAGE HOLDINGS, INC.


By:  /s/Michael W. Perry
     -----------------------------------------
     Michael W. Perry
     Executive Vice President and
     Chief Operating Officer


INDEPENDENT NATIONAL MORTGAGE CORPORATION


By:  /s/Michael W. Perry
     -----------------------------------------
     Michael W. Perry
     President and Chief Executive Officer


WAREHOUSE LENDING CORPORATION OF
AMERICA, INC.


By:  /s/Michael W. Perry
     -----------------------------------------
     Michael W. Perry
     Chairman


COUNTRYWIDE FUNDING CORPORATION


By:  /s/Stanford L. Kurland
     -----------------------------------------
     Stanford L. Kurland
     Senior Managing Director and
     Chief Operating Officer

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